Table of Contents

As filed with the Securities and Exchange Commission on December 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	13-3632859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

(858) 459-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Frakes

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

(858) 459-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Doucette

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 720-6322

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus that covers the offering and sale by the registrant of up to $15,000,000 in the aggregate of the registrant’s Common Stock, from time to time in one or more offerings; and
•	an at the market offering agreement prospectus that covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $1,850,000 of the registrant’s Common Stock that may be issued and sold under an at the market offering agreement with H.C. Wainwright & Co., LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the at the market offering agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the at the market offering common stock sales agreement are specified in the at the market offering common stock sales agreement prospectus that immediately follows the base prospectus. The $1,850,000 of Common Stock that may be offered, and sold under the at the market offering agreement prospectus is included in the $15,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2025

PROSPECTUS

$15,000,000

Common Stock

From time to time, we may offer and sell shares of our common stock, par value $0.001 per share, with total gross proceeds of up to $15,000,000.

This prospectus provides a general description of the terms that may apply to an offering of our common stock. Each time we offer shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein and therein, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.” On December 18, 2025, the last reported sale price for our common stock was $2.83 per share.

As of December 18, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $5,561,929, based upon 967,292 shares of our outstanding common stock held by non-affiliates and a price of $5.75 per share, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our common stock held by non-affiliates) in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus (but excluding this offering), we have not sold any securities in reliance on General Instruction I.B.6 of Form S-3.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 17 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $15,000,000. This prospectus provides you with a general description of our common stock.

Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter, or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

Unless the context requires otherwise or unless otherwise noted, all references to “Aethlon” are to Aethlon Medical, Inc., a Nevada corporation, and all references to “we,” “us” or “our” are to Aethlon Medical, Inc. and its subsidiaries.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;
•	our ability to raise additional capital to meet our working capital needs;
•	the timing and results of future clinical trials;
•	our ability to successfully complete our clinical trials;
•	our ability to identify and work with large-scale contracts with medical device manufacturers;
•	our ability to manufacture the Hemopurifier;
•	the impact of inflation, recent bank failures and military conflicts, as well as related political and economic responses on our business;
•	our ability to attract and retain executive management and directors;
•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;
•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;
•	our expectations regarding growth potential for our business in the organ transplant setting;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our ability to protect our proprietary technology through patent protection;
•	our product liability exposure;
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;
•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and
•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our filings with the SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should understand that our actual future results may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase shares of our common stock, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview and Corporate History

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and
•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe that the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful remove harmful extracellular vesicles particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We completed an in vitro binding study of extracellular vesicles from cancer patient samples, to provide pre-clinical evidence to support our trial design and translational endpoints. Our study indicated positive results from this study, providing evidence that our Hemopurifier removes extracellular vesicles, or EVs, from plasma. This translational study provides pre-clinical evidence to support our phase 1 safety, feasibility and dose-finding clinical trials of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®.

We have launched in an Australia safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patients, is safety. Exploratory analyses will be conducted to explore the number of HP treatments required to produce sustained reductions of EVs as well as improve anti-tumor T cell activity. We plan to open a similarly designed trial in India.

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The following three hospitals in Australia have received ethics committee approval, have gone through training on our device and are open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia and GenesisCare North Shore Hospital in Sydney, Australia. As of June 26, 2025, we have treated three participants in the first of the three treatment cohorts. Once these patients have completed the pre-specified 7-day safety follow-up period, the data will be presented to an independent Data Safety Monitoring Board (DSMB). The DSMB will provide a recommendation to Aethlon senior leadership on advancing to the next cohort where participants will receive 2 HP treatments during the one week treatment period.

On July 15, 2025, DSMB, overseeing its ongoing clinical trial AEMD-2022-06, completed its scheduled safety review and recommended advancing to the next patient cohort without modification. The trial, titled "Safety, Feasibility, and Dose-Finding Study of Aethlon Hemopurifier in Patients with Solid Tumors Who Have Stable or Progressive Disease While on a Treatment That Includes Pembrolizumab or Nivolumab", is being conducted to assess the Hemopurifier's safety, feasibility, and optimal dosing.

The Company continues to pursue approval of a similar clinical trial in India. HREC approval has previously been obtained at Medanta Medicity Hospital. Following this a meeting with Subject Expert Committee (SEC) of the India Regulatory Agency CDSCO was held June 5, 2025. Subsequently, ee received the formal approval letter of the CDSCO. The clinical trial at Medanta can commence following a Site Initiation Visit (SIV) by the company’s India CRO, Qualtran.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Ebola, Marburg virus, Zika, Lassa, MERS-CoV, Cytomegalovirus, Epstein-Barr, Herpes simplex, Chikungunya, Dengue, West Nile, H1N1 swine flu, H5N1 bird flu, and the reconstructed 1918 Spanish flu virus. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

The Hemopurifier has previously been studied under FDA and international regulatory frameworks for the treatment of severe SARS-CoV-2 infection. While we terminated our U.S. and India-based COVID-19 studies due to low ICU patient volume and shifting priorities, these programs demonstrated real-world use of the Hemopurifier in critically ill patients. We maintain an open IDE for viral indications to preserve optionality for future outbreaks or emergent pathogens.

We have sufficient inventory of Hemopurifiers to support our ongoing oncology trial in Australia as well as any near-term expansion of that study or potential trial activity in India. While we have received FDA approval to begin manufacturing at our San Diego facility under our IDE supplement, we are still awaiting FDA approval of a separate supplement to qualify an additional supplier of a key Hemopurifier component. We continue to work with the FDA on this process.

Pre-Clinical Exploration of Additional Clinical Uses for the Hemopurifier

The Aethlon R&D laboratory continues to explore potential new indications for the Hemopurifier. We have published in the peer-reviewed journal Transplant Immunology the ability of the device to remove extracellular vesicles and their microRNA cargo from acellular perfusates of discarded kidneys that had undergone normothermic machine perfusion.

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On May 12, 2025, the results of our pre-clinical ex vivo study entitled “Ex Vivo Removal of CD41 positive platelet microparticles from Plasma by a Medical Device containing a Galanthus nivalis agglutinin (GNA) affinity resin” were published in the pre-print vehicle bioRxiv. This manuscript has been submitted to a peer-reviewed publication for review.

Platelet-derived extracellular vesicles (PD-EVs) are the most numerous EV population in the body and are released by platelets in response to a variety of stimuli. The cargo contained within these EVs have been noted to take part in damage to blood vessels, activation of immune cells and spread of tumor cells. Excessive levels of PD-EVs have been implicated in a myriad of diseases including cancer, lupus, systemic sclerosis, multiple sclerosis, Alzheimer’s disease, sepsis, acute and Long COVID.

We hypothesized that the Aethlon Hemopurifier which contains a propriety GNA affinity resin would remove platelet derived EVs from plasma. In this experiment two hundred milliliters on donated healthy human plasma were circulated over the Aethlon Hemopurifier (HP) to simulate a clinical HP session. The study results showed a 98.5% removal of platelet -derived EVs at a timepoint equivalent to a 4-hour HP treatment. The results of this study support the current Australian Clinical Trial in Oncology as well as open the investigation of the Hemopurifier in many indications.

Extracellular vesicles have been implicated in the pathogenesis of Long COVID. As we had previously demonstrated removal of extracellular vesicles by the Hemopurifier in a patient with severe acute COVID-19 infection, we hypothesized that patients with Long COVID would have extracellular vesicles with the mannose sugar on their surface that would bind to the affinity resin in our device. We partnered with investigators at the Univ of California San Francisco Medical Center Long COVID clinic to obtain samples from participants with Long COVID as well as controls that had had COVID -10 infection but had recovered. The data to be presented will review the binding of larger and smaller extracellular vesicles to the GNA lectin and the lectin affinity resin, respectively. We believe the data from this pre-clinical study calls for additional study of the Hemopurifier and look forward to receiving feedback from the Long COVID scientific community at the Keystone Symposium.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this registration statement and prospectus.

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The Mechanism of Action (MOA) of the Hemopurifier

The Hemopurifier is a lectin-affinity plasmapheresis extracorporeal device designed for the removal of harmful extracellular vesicles and life-threatening enveloped viruses from the plasma component of the bloodstream. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is the Center for Devices and Radiological Health, or CDRH, the branch of FDA responsible for the premarket approval of all medical devices.

In our current applications, our Hemopurifier can be used with approved dialysis machines serving as a blood pump. It could also potentially be developed as part of a proprietary closed system with its own pump and tubing set, negating the requirement for dialysis infrastructure.

The Hemopurifier - Clinical Experience

Hepatitis C and HIV

The initial clinical development of the Hemopurifier focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 patients treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital in an AIDS patient who was not being administered HIV antiviral drugs. In the study, viral load was reduced by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

With the advent of highly effective anti-retroviral drugs for HIV (HAART), and curative direct acting antivirals (DACs) for Hepatitis C, clinical development for these indications was abandoned.

Ebola Virus-Single Patient Emergency Use

Under Emergency use conditions a single patient with Ebola infection with multiple organ dysfunction was treated with the Hemopurifier at Frankfurt University Hospital in Germany. The patient tolerated a single 6.5-hour Hemopurifier treatment. Prior to treatment, the Ebola viral load was measured at 400,000 copies/ml. The post-treatment viral load was 1,000 copies/ml. Calculations by the treating physician indicated that 242 million copies of Ebola virus were captured within the Hemopurifier during treatment. The patient made a full recovery. Based on this experience, the Company filed an Expanded Access protocol with the FDA to treat Ebola virus infected patients in up to ten centers in the United States and a corresponding protocol was approved by HealthCanada. These protocols remain open, allowing Hemopurifier treatment to be offered to patients presenting for care in both countries. In 2018, the FDA designated the Hemopurifier as a Breakthrough Device “… for the treatment of life-threatening viruses that are not addressed with approved therapies.”

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Severe Acute SARS-CoV-2/COVID-19 Infection – Emergency Use and Clinical Trials

SARS-COV-2, the causative agent of COVID-19 is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, found to contain mannose on the envelope surface. This suggests that the Hemopurifier could potentially clear it from biological fluids, including blood.

Under Single Patient Emergency Use regulations, we have treated two patients with COVID-19 with the Hemopurifier. We published a manuscript reviewing case studies covering those two Single Patient Emergency Use treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection” in the peer-reviewed journal Frontiers in Medicine.

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient who was a SARS-COV-2 positive COVID-19 present at entry to the hospital, with associated coagulopathy, or CAC, lung injury, inflammation, and tissue injury despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22.This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital. Plasma samples from this patient revealed a decrease in extracellular vesicle counts over the course of the eight treatments and decreases in exosomal microRNAs associated with the development of coagulopathy and acute lung injury.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on continuous renal replacement therapy, or CRRT. The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the Company completed the treatment protocol for its first patient in this study.

In June 2022, the Company completed the treatment protocol of the only participant enrolled in the study. study. The patient received one HP treatment daily for 4 days. This patient died following cardiac arrest (not related to the HP treatment) as a consequence of severe COVID-19 pneumonia. Blood samples taken from the patient did not reveal any evidence of viremia. Plasma sent for cytokine analysis revealed a numeric decrease in the levels of IP-10, MCP-1, and IL-10.

A similarly designed trial was also conducted in India. One patient was enrolled on February 16, 2022, at Medanta Medicity Hospital, Gurugram, Haryana 12200, India. The patient tolerated one HP treatment daily for three days. On 19 February 2022, in the first 15 min during the 3rd treatment, one nonserious Grade 2 AE was reported (hemolysis and leaking of the filter). The filter was replaced, and therapy resumed without sequalae. On Day #4 the patient suffered asystole and died due to clinical deterioration unrelated to the device. During the first Hemopurifier treatment (T1) there was a gradual decrease in viral load from the baseline at 4923 copies/mL decreasing steadily to 1307 copies/mL over five hours, indicating a 73% reduction from baseline. At the beginning of the second Hemopurifier treatment (T2), the viral load was 850 copies/mL, dropped below the lower limit of quantification within an hour, and remained undetectable, suggesting rapid clearance. The viral load before the third treatment (T3) was below the quantification limit but unexpectedly rose at 3 hours (636 copies/mL), peaking at 4 hours (1583 copies/mL), and slightly decreasing at 5 hours (1104 copies/mL). This irregular pattern suggests possible delayed RNA release, sample variability, or another biological factor affecting detection. The cumulative data shows a reduced SARs-CoV-2 viral load during the first two Hemopurifier treatments but not during the third treatment.

Due to lack of eligible patients in the ICU the clinical trial was closed as of November 22, 2022.

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Oncology- U.S. Clinical Trial in Head and Neck Cancer

A single center clinical trial entitled “Depleting Exosomes to Improve Response to Immune Therapy in Head and Neck Squamous Cell Cancer: An Early Feasibility Phase I Clinical Trial” was conducted under a US IDE at the University of Pittsburgh. This was a single arm Phase 1 clinical trial designed to evaluate the safety and efficacy of the Hemopurifier plus pembrolizumab for the treatment of patients with recurrent or metastatic head and neck squamous cell cancer. All patients were treated with pembrolizumab every 21 days as standard of care. The patients were to receive a 4-hour Hemopurifier treatment before Pembrolizumab infusions 2 occasions 21 days apart. A total of 2 patients were enrolled in the study with the first occurring on Dec 14, 2020. The first patients received 2 HP treatments, and the second patient received one HP treatment. The second treatment in the second patient was terminated due to operator error. Eighteen no serious adverse events occurred in the two patients with none thought related to the device.

The only exploratory efficacy laboratory analysis that was performed in this study was a determination of the total nanoparticle concentrations in the 1st patient prior to and for 14 days after the second HP treatment. Total nanoparticle concentrations decreased following each Hemopurifier treatment. Following Hemopurifier treatment, the total nanoparticle concentrations rose by about Day 7 but did not reach the baseline levels. Exosomes levels are a component of the total nanoparticle concentration but exosome levels over time were not specifically determined.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $2,212,000 and $2,520,000 in the fiscal years ended March 31, 2025 and 2024, respectively. For the six-month periods ended September 30, 2025 and 2024, research and development expenses were $818,686 and $702,115 respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier product platform, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease sales of products or certain activities.

To protect our proprietary medical technologies, including the Hemopurifier product platform and other scientific discoveries, we have a portfolio of over 32 issued patents and pending applications worldwide. We currently have three issued U.S. patents and 14 issued patents in countries outside of the United States. In addition, we have 15 patent applications pending worldwide related to our Hemopurifier product platform and other technologies. We are seeking additional patents on our scientific discoveries.

It is possible that our pending patent applications may not result in issued patents, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

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There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or unenforceable. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office, or the USPTO, when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delays in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us. Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. Outside of the United States, we currently have pending patent applications or issued patents in Europe, India, Russia, Canada, Japan, Singapore and Hong Kong.

In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we may not successfully ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Patents

The following table lists our issued patents and patent applications, including their ownership status, including relevant patent term adjustments (PTA), which is a process of extending the term of a U.S. patent:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	5/30/29
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/09/27 05/30/29 (with 813 days Patent Term Adjustment (PTA))

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Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
17/918,085	Devices and methods for treating a coronavirus infection and symptoms thereof	10/10/22	Owned
18/700571	Devices and methods for treating a viral infection and symptoms thereof	04/11/24	Owned

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
60 2011 035 500.7	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
11804372	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31
2644855	Extracorporeal removal of microvesicular particles (Canada)	11/19/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Germany)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Switzerland)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Spain)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (France)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Great Britain)	4/24/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Italy)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Netherlands)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Sweden)	4/24/19	Owned	3/09/27
1126138	Extracorporeal removal of microvesicular particles (Hong Kong)	6/19/20	Owned	3/09/27

Pending Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2021256402	Devices and methods for treating a coronavirus infection and symptoms thereof (Australia)	10/16/22	Owned
3178687	Devices and methods for treating a coronavirus infection and symptoms thereof (Canada)	9/29/22	Owned
21788894.0	Devices and methods for treating a coronavirus infection and symptoms thereof (Europe)	10/26/22	Owned
62023077768.7	Devices and methods for treating a coronavirus infection and symptoms thereof (Hong Kong)	08/17/23	Owned
297109	Devices and methods for treating a coronavirus infection and symptoms thereof (Israel)	10/6/22	Owned
2023-505809	Devices and methods for treating a coronavirus infection and symptoms thereof (Japan)	10/12/22	Owned
2022361924	Devices and methods for treating a viral infection and symptoms thereof (Australia)	04/12/24	Owned
2024-522200	Devices and methods for treating a viral infection and symptoms thereof (Japan)	04/12/24	Owned
3235306	Devices and methods for treating a viral infection and symptoms thereof (Canada)	4/11/2024	Owned
22881946.2	Devices and methods for treating a viral infection and symptoms thereof (Europe)	4/23/2024	Owned
62025103640	Devices and methods for treating a viral infection and symptoms thereof (Hong Kong)	2/18/2025	Owned

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Pending International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2024/015614	Removal of exosomes, ectosomes, mirnas, circulating nucleic acids, and viral particles with	2/13/24	Owned

Trademarks

APPLICATION NAME	Countries	Priority Date	OWNED OR LICENSED
*SANSAGITTA	Madrid, Australia, Canada, the EU, UK, and India	7/8/2021	Owned

* The US Application for SANSAGITTA abandoned on 12/2/24. It was used as the basis application for a Madrid registration, and the corresponding above-listed designated country registrations can be converted to national applications to avoid abandonment.

Trademarks

In addition to the Tausome, Sansagitta and Hemosagitta trademarks noted in the above table, we also have trademark registrations in the United States for Hemopurifier and Aethlon Medical, Inc., and obtained a trademark registration in India for Hemopurifier. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by the FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. Our competitors include blood filters produced by ExThera Medical Corporation.

Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the CDRH has primary jurisdiction over its premarket development, review and approval. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

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FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a premarket approval, or PMA, is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Federal Food, Drug and Cosmetic Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner. We believe that the Hemopurifier will be classified as a Class III device and as such will be subject to PMA submission and approval.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation, or QSR. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

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Emergency Use Authorizations, or EUAs, are granted by FDA in public health emergencies but allow use of the authorized device only during the period of the respective public health emergency, and do not change the requirement to ultimately seek PMA approval after the authorization period has ended.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

•	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the Food, Drug and Cosmetic Act that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

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Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.

The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

Healthcare Regulation

In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. For example, states have anti-kickback and false claims laws that may be broader in scope than analogous federal laws and may apply regardless of payor. In addition, state data privacy laws that protect the security of health information may differ from each other and may not be preempted by federal law. Moreover, several states have enacted legislation requiring pharmaceutical manufacturers to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, report information related to drug pricing, require the registration of sales representatives, and prohibit certain other sales and marketing practices. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

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Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, ACA, among other things, reduced and/or limited Medicare reimbursement to certain providers and imposed an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions. However, the 2020 federal spending package permanently eliminated, effective January 1, 2020, this ACA-mandated medical device tax. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the "donut hole" under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and any additional healthcare reform measures will impact the ACA.

Other legislative changes have been proposed and adopted since the ACA was enacted. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies could adopt similar policies that limit reimbursement for medical device manufacturers’ products.

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Coverage and Reimbursement

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our Hemopurifier or any other products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. Many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor.

Manufacturing

Historically, manufacturing of our Hemopurifier occurred in collaboration with a contract manufacturer based in California under current Good Manufacturing Practice, or cGMP, regulations promulgated by the FDA. Our contract manufacturer is registered with the FDA. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

In May 2024, the FDA approved the use of our own manufacturing facility to manufacture Hemopurifiers.

Our costs of compliance with federal, state and local environmental laws have been immaterial to date.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Aethlon personnel assemble the various components of the Hemopurifier with materials from our various suppliers, which are purchased and released by Aethlon. Specifically, the Hemopurifier contains three critical components with limited available suppliers. The GNA lectin is sourced from Vector Laboratories Inc. and also is available from other suppliers. Our intended transition from Vector Laboratories to a new supplier for GNA is delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. Although there are other suppliers, the process of qualifying a new supplier takes time and regulatory approvals must be obtained. We currently purchase the diatomaceous earth from Janus Scientific, Inc., as the distributor; however, the product is manufactured by Imerys Minerals Ltd. There potentially are other suppliers of this product, but as with the cartridges, qualifying and obtaining required regulatory approvals takes time and resources.

Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

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Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. It is possible that future insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any common stock being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock for general corporate purposes, including for research and development, general administrative expenses, working capital and capital expenditures. In addition, our use of proceeds may include the repayment of debt or refinancing of indebtedness, should any be incurred, or the acquisition of complementary products or companies. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale of our common stock we offer under this prospectus in a prospectus supplement relating to the specific offering.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of our common stock. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our articles of incorporation, our bylaws and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital consists of 6,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2025, there were 971,872 shares of common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our bylaws provide that stockholders representing a majority of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting, but at any time during which shares of our capital stock are listed for trading on Nasdaq, stockholders representing not less than 33 1/3% of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Except as otherwise required or permitted by Nevada law or our articles of incorporation or bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, directors are elected by a plurality of the votes cast.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services. The transfer agent’s address is P.O. Box 30170, College Station, TX 77842.

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PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades (which may involve crosses) or a combination of these methods. We may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for our common stock in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other stock exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	other than on Nasdaq or such other stock exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;
•	the purchase price of the common stock and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional common stock from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on Nasdaq, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on Nasdaq or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of our common stock offered by this prospectus, and any supplement thereto, will be passed upon by Procopio, Cory, Hargreaves & Savitch, LLP.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. for the year ended March 31, 2025 incorporated by reference in this registration statement and prospectus have been so incorporated by reference in reliance on the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Haskell & White, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aethlon Medical, Inc. as of March 31, 2024 and for the year in the period ended March 31, 2024, incorporated by reference in this registration statement and Prospectus, have been so incorporated by reference in reliance upon the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Baker Tilly US, LLP, independent registered public accountants, which upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us The address of the SEC website is www.sec.gov.

We maintain a website at www.aethlonmedical.com. Information contained in or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the common stock covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 26, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2025 and September 30, 2025 filed with the SEC on August 13, 2025 and November 12, 2025, respectively;
•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2025;
•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2025, June 5, 2025, June 27, 2025, August 13, 2025, August 21, 2025, September 9, 2025, October 16, 2025, October 22, 2025, November 6, 2025 and December 8, 2025; and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, (858) 459-7800.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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$15,000,000

Common Stock

, 2025

PROSPECTUS

Up to $1,850,000

Common Stock

This prospectus relates to the offer and sale from time to time of common stock, par value $0.001 having an aggregate offering price of up to $1,850,000 from time to time through or to H.C. Wainwright & Co., LLC, or Wainwright, acting as sales agent or principal. These sales, if any, will be made pursuant to the terms of the at the market offering agreement, or the sales agreement, dated March 24, 2022 and amended on December 19, 2025, between us and Wainwright.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wainwright for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.” On December 18, 2025, the last reported sale price for our common stock was $2.83 per share.

As of December 18, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $5,561,929, based upon 967,292 shares of our outstanding common stock held by non-affiliates and a price of $5.75 per share, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our common stock held by non-affiliates) in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus (but excluding this offering), we have not sold any securities in reliance on General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” on page S-20 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is December , 2025.

TABLE OF CONTENTS

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $1,850,000. The $1,850,000 in aggregate offering price of Common Stock that may be offered and sold under this prospectus and the accompanying base prospectus is included in the $15,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus to such base prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and Wainwright have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and Wainwright take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus or incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus and the accompanying prospectus, including the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Unless the context requires otherwise or unless otherwise noted, all references to “Aethlon” are to Aethlon Medical, Inc., a Nevada corporation, and all references to “we,” “us” or “our” are to Aethlon Medical, Inc. and its subsidiary.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

S-1

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;
•	our ability to raise additional capital to meet our working capital needs;
•	the timing and results of future clinical trials;
•	our ability to successfully complete our clinical trials;
•	our ability to identify and work with large-scale contracts with medical device manufacturers;
•	our ability to manufacture the Hemopurifier;
•	the impact of inflation, recent bank failures and military conflicts, as well as related political and economic responses on our business;
•	our ability to attract and retain executive management and directors;
•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;
•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;
•	our expectations regarding growth potential for our business in the organ transplant setting;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our ability to protect our proprietary technology through patent protection;
•	our product liability exposure;
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;
•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and
•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, in the accompanying prospectus, and in our filings with the SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

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You should understand that our actual future results may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase shares of our common stock, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus, the accompanying prospectus and in the documents incorporated by reference.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and the accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and the accompanying prospectus, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus summary is a part.

Overview and Corporate History

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and
•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe that the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful remove harmful extracellular vesicles particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We completed an in vitro binding study of extracellular vesicles from cancer patient samples, to provide pre-clinical evidence to support our trial design and translational endpoints. Our study indicated positive results from this study, providing evidence that our Hemopurifier removes extracellular vesicles, or EVs, from plasma. This translational study provides pre-clinical evidence to support our phase 1 safety, feasibility and dose-finding clinical trials of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®.

We have launched in an Australia safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patients, is safety. Exploratory analyses will be conducted to explore the number of HP treatments required to produce sustained reductions of EVs as well as improve anti-tumor T cell activity. We plan to open a similarly designed trial in India.

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The following three hospitals in Australia have received ethics committee approval, have gone through training on our device and are open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia and GenesisCare North Shore Hospital in Sydney, Australia. As of June 26, 2025, we have treated three participants in the first of the three treatment cohorts. Once these patients have completed the pre-specified 7-day safety follow-up period, the data will be presented to an independent Data Safety Monitoring Board (DSMB). The DSMB will provide a recommendation to Aethlon senior leadership on advancing to the next cohort where participants will receive 2 HP treatments during the one week treatment period.

On July 15, 2025, DSMB, overseeing its ongoing clinical trial AEMD-2022-06, completed its scheduled safety review and recommended advancing to the next patient cohort without modification. The trial, titled "Safety, Feasibility, and Dose-Finding Study of Aethlon Hemopurifier in Patients with Solid Tumors Who Have Stable or Progressive Disease While on a Treatment That Includes Pembrolizumab or Nivolumab", is being conducted to assess the Hemopurifier's safety, feasibility, and optimal dosing.

The Company continues to pursue approval of a similar clinical trial in India. HREC approval has previously been obtained at Medanta Medicity Hospital. Following this a meeting with Subject Expert Committee (SEC) of the India Regulatory Agency CDSCO was held June 5, 2025. Subsequently, ee received the formal approval letter of the CDSCO. The clinical trial at Medanta can commence following a Site Initiation Visit (SIV) by the company’s India CRO, Qualtran.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Ebola, Marburg virus, Zika, Lassa, MERS-CoV, Cytomegalovirus, Epstein-Barr, Herpes simplex, Chikungunya, Dengue, West Nile, H1N1 swine flu, H5N1 bird flu, and the reconstructed 1918 Spanish flu virus. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

The Hemopurifier has previously been studied under FDA and international regulatory frameworks for the treatment of severe SARS-CoV-2 infection. While we terminated our U.S. and India-based COVID-19 studies due to low ICU patient volume and shifting priorities, these programs demonstrated real-world use of the Hemopurifier in critically ill patients. We maintain an open IDE for viral indications to preserve optionality for future outbreaks or emergent pathogens.

We have sufficient inventory of Hemopurifiers to support our ongoing oncology trial in Australia as well as any near-term expansion of that study or potential trial activity in India. While we have received FDA approval to begin manufacturing at our San Diego facility under our IDE supplement, we are still awaiting FDA approval of a separate supplement to qualify an additional supplier of a key Hemopurifier component. We continue to work with the FDA on this process.

Pre-Clinical Exploration of Additional Clinical Uses for the Hemopurifier

The Aethlon R&D laboratory continues to explore potential new indications for the Hemopurifier. We have published in the peer-reviewed journal Transplant Immunology the ability of the device to remove extracellular vesicles and their microRNA cargo from acellular perfusates of discarded kidneys that had undergone normothermic machine perfusion.

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On May 12, 2025, the results of our pre-clinical ex vivo study entitled “Ex Vivo Removal of CD41 positive platelet microparticles from Plasma by a Medical Device containing a Galanthus nivalis agglutinin (GNA) affinity resin” were published in the pre-print vehicle bioRxiv. This manuscript has been submitted to a peer-reviewed publication for review.

Platelet-derived extracellular vesicles (PD-EVs) are the most numerous EV population in the body and are released by platelets in response to a variety of stimuli. The cargo contained within these EVs have been noted to take part in damage to blood vessels, activation of immune cells and spread of tumor cells. Excessive levels of PD-EVs have been implicated in a myriad of diseases including cancer, lupus, systemic sclerosis, multiple sclerosis, Alzheimer’s disease, sepsis, acute and Long COVID.

We hypothesized that the Aethlon Hemopurifier which contains a propriety GNA affinity resin would remove platelet derived EVs from plasma. In this experiment two hundred milliliters on donated healthy human plasma were circulated over the Aethlon Hemopurifier (HP) to simulate a clinical HP session. The study results showed a 98.5% removal of platelet -derived EVs at a timepoint equivalent to a 4-hour HP treatment. The results of this study support the current Australian Clinical Trial in Oncology as well as open the investigation of the Hemopurifier in many indications.

Extracellular vesicles have been implicated in the pathogenesis of Long COVID. As we had previously demonstrated removal of extracellular vesicles by the Hemopurifier in a patient with severe acute COVID-19 infection, we hypothesized that patients with Long COVID would have extracellular vesicles with the mannose sugar on their surface that would bind to the affinity resin in our device. We partnered with investigators at the Univ of California San Francisco Medical Center Long COVID clinic to obtain samples from participants with Long COVID as well as controls that had had COVID -10 infection but had recovered. The data to be presented will review the binding of larger and smaller extracellular vesicles to the GNA lectin and the lectin affinity resin, respectively. We believe the data from this pre-clinical study calls for additional study of the Hemopurifier and look forward to receiving feedback from the Long COVID scientific community at the Keystone Symposium.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this registration statement and prospectus.

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The Mechanism of Action (MOA) of the Hemopurifier

The Hemopurifier is a lectin-affinity plasmapheresis extracorporeal device designed for the removal of harmful extracellular vesicles and life-threatening enveloped viruses from the plasma component of the bloodstream. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is the Center for Devices and Radiological Health, or CDRH, the branch of FDA responsible for the premarket approval of all medical devices.

In our current applications, our Hemopurifier can be used with approved dialysis machines serving as a blood pump. It could also potentially be developed as part of a proprietary closed system with its own pump and tubing set, negating the requirement for dialysis infrastructure.

The Hemopurifier - Clinical Experience

Hepatitis C and HIV

The initial clinical development of the Hemopurifier focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 patients treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

The initial clinical development of the Hemopurifier was focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

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In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital in an AIDS patient who was not being administered HIV antiviral drugs. In the study, viral load was reduced by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

With the advent of highly effective anti-retroviral drugs for HIV (HAART), and curative direct acting antivirals (DACs) for Hepatitis C, clinical development for these indications was abandoned.

Ebola Virus-Single Patient Emergency Use

Under Emergency use conditions a single patient with Ebola infection with multiple organ dysfunction was treated with the Hemopurifier at Frankfurt University Hospital in Germany. The patient tolerated a single 6.5-hour Hemopurifier treatment. Prior to treatment, the Ebola viral load was measured at 400,000 copies/ml. The post-treatment viral load was 1,000 copies/ml. Calculations by the treating physician indicated that 242 million copies of Ebola virus were captured within the Hemopurifier during treatment. The patient made a full recovery. Based on this experience, the Company filed an Expanded Access protocol with the FDA to treat Ebola virus infected patients in up to ten centers in the United States and a corresponding protocol was approved by HealthCanada. These protocols remain open, allowing Hemopurifier treatment to be offered to patients presenting for care in both countries. In 2018, the FDA designated the Hemopurifier as a Breakthrough Device “… for the treatment of life-threatening viruses that are not addressed with approved therapies.”

Severe Acute SARS-CoV-2/COVID-19 Infection – Emergency Use and Clinical Trials

SARS-COV-2, the causative agent of COVID-19 is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, found to contain mannose on the envelope surface. This suggests that the Hemopurifier could potentially clear it from biological fluids, including blood.

Under Single Patient Emergency Use regulations, we have treated two patients with COVID-19 with the Hemopurifier. We published a manuscript reviewing case studies covering those two Single Patient Emergency Use treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection” in the peer-reviewed journal Frontiers in Medicine.

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient who was a SARS-COV-2 positive COVID-19 present at entry to the hospital, with associated coagulopathy, or CAC, lung injury, inflammation, and tissue injury despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22.This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital. Plasma samples from this patient revealed a decrease in extracellular vesicle counts over the course of the eight treatments and decreases in exosomal microRNAs associated with the development of coagulopathy and acute lung injury.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on continuous renal replacement therapy, or CRRT. The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the Company completed the treatment protocol for its first patient in this study.

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In June 2022, the Company completed the treatment protocol of the only participant enrolled in the study. study. The patient received one HP treatment daily for 4 days. This patient died following cardiac arrest (not related to the HP treatment) as a consequence of severe COVID-19 pneumonia. Blood samples taken from the patient did not reveal any evidence of viremia. Plasma sent for cytokine analysis revealed a numeric decrease in the levels of IP-10, MCP-1, and IL-10.

A similarly designed trial was also conducted in India. One patient was enrolled on February 16, 2022, at Medanta Medicity Hospital, Gurugram, Haryana 12200, India. The patient tolerated one HP treatment daily for three days. On 19 February 2022, in the first 15 min during the 3rd treatment, one nonserious Grade 2 AE was reported (hemolysis and leaking of the filter). The filter was replaced, and therapy resumed without sequalae. On Day #4 the patient suffered asystole and died due to clinical deterioration unrelated to the device. During the first Hemopurifier treatment (T1) there was a gradual decrease in viral load from the baseline at 4923 copies/mL decreasing steadily to 1307 copies/mL over five hours, indicating a 73% reduction from baseline. At the beginning of the second Hemopurifier treatment (T2), the viral load was 850 copies/mL, dropped below the lower limit of quantification within an hour, and remained undetectable, suggesting rapid clearance. The viral load before the third treatment (T3) was below the quantification limit but unexpectedly rose at 3 hours (636 copies/mL), peaking at 4 hours (1583 copies/mL), and slightly decreasing at 5 hours (1104 copies/mL). This irregular pattern suggests possible delayed RNA release, sample variability, or another biological factor affecting detection. The cumulative data shows a reduced SARs-CoV-2 viral load during the first two Hemopurifier treatments but not during the third treatment.

Due to lack of eligible patients in the ICU the clinical trial was closed as of November 22, 2022.

Oncology- U.S. Clinical Trial in Head and Neck Cancer

A single center clinical trial entitled “Depleting Exosomes to Improve Response to Immune Therapy in Head and Neck Squamous Cell Cancer: An Early Feasibility Phase I Clinical Trial” was conducted under a US IDE at the University of Pittsburgh. This was a single arm Phase 1 clinical trial designed to evaluate the safety and efficacy of the Hemopurifier plus pembrolizumab for the treatment of patients with recurrent or metastatic head and neck squamous cell cancer. All patients were treated with pembrolizumab every 21 days as standard of care. The patients were to receive a 4-hour Hemopurifier treatment before Pembrolizumab infusions 2 occasions 21 days apart. A total of 2 patients were enrolled in the study with the first occurring on Dec 14, 2020. The first patients received 2 HP treatments, and the second patient received one HP treatment. The second treatment in the second patient was terminated due to operator error. Eighteen no serious adverse events occurred in the two patients with none thought related to the device.

The only exploratory efficacy laboratory analysis that was performed in this study was a determination of the total nanoparticle concentrations in the 1st patient prior to and for 14 days after the second HP treatment. Total nanoparticle concentrations decreased following each Hemopurifier treatment. Following Hemopurifier treatment, the total nanoparticle concentrations rose by about Day 7 but did not reach the baseline levels. Exosomes levels are a component of the total nanoparticle concentration but exosome levels over time were not specifically determined.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $2,212,000 and $2,520,000 in the fiscal years ended March 31, 2025 and 2024, respectively. For the six-month periods ended September 30, 2025 and 2024, research and development expenses were $818,686 and $702,115 respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

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Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier product platform, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease sales of products or certain activities.

To protect our proprietary medical technologies, including the Hemopurifier product platform and other scientific discoveries, we have a portfolio of over 32 issued patents and pending applications worldwide. We currently have three issued U.S. patents and 14 issued patents in countries outside of the United States. In addition, we have 15 patent applications pending worldwide related to our Hemopurifier product platform and other technologies. We are seeking additional patents on our scientific discoveries.

It is possible that our pending patent applications may not result in issued patents, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or unenforceable. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office, or the USPTO, when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delays in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us. Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. Outside of the United States, we currently have pending patent applications or issued patents in Europe, India, Russia, Canada, Japan, Singapore and Hong Kong.

In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we may not successfully ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

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Patents

The following table lists our issued patents and patent applications, including their ownership status, including relevant patent term adjustments (PTA), which is a process of extending the term of a U.S. patent:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	5/30/29
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/09/27 05/30/29 (with 813 days Patent Term Adjustment (PTA))

Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
17/918,085	Devices and methods for treating a coronavirus infection and symptoms thereof	10/10/22	Owned
18/700571	Devices and methods for treating a viral infection and symptoms thereof	04/11/24	Owned

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
60 2011 035 500.7	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
11804372	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31
2644855	Extracorporeal removal of microvesicular particles (Canada)	11/19/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Germany)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Switzerland)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Spain)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (France)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Great Britain)	4/24/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Italy)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Netherlands)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Sweden)	4/24/19	Owned	3/09/27
1126138	Extracorporeal removal of microvesicular particles (Hong Kong)	6/19/20	Owned	3/09/27

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Pending Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2021256402	Devices and methods for treating a coronavirus infection and symptoms thereof (Australia)	10/16/22	Owned
3178687	Devices and methods for treating a coronavirus infection and symptoms thereof (Canada)	9/29/22	Owned
21788894.0	Devices and methods for treating a coronavirus infection and symptoms thereof (Europe)	10/26/22	Owned
62023077768.7	Devices and methods for treating a coronavirus infection and symptoms thereof (Hong Kong)	08/17/23	Owned
297109	Devices and methods for treating a coronavirus infection and symptoms thereof (Israel)	10/6/22	Owned
2023-505809	Devices and methods for treating a coronavirus infection and symptoms thereof (Japan)	10/12/22	Owned
2022361924	Devices and methods for treating a viral infection and symptoms thereof (Australia)	04/12/24	Owned
2024-522200	Devices and methods for treating a viral infection and symptoms thereof (Japan)	04/12/24	Owned
3235306	Devices and methods for treating a viral infection and symptoms thereof (Canada)	4/11/2024	Owned
22881946.2	Devices and methods for treating a viral infection and symptoms thereof (Europe)	4/23/2024	Owned
62025103640	Devices and methods for treating a viral infection and symptoms thereof (Hong Kong)	2/18/2025	Owned

Pending International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2024/015614	Removal of exosomes, ectosomes, mirnas, circulating nucleic acids, and viral particles with	2/13/24	Owned

Trademarks

APPLICATION NAME	Countries	Priority Date	OWNED OR LICENSED
*SANSAGITTA	Madrid, Australia, Canada, the EU, UK, and India	7/8/2021	Owned

* The US Application for SANSAGITTA abandoned on 12/2/24. It was used as the basis application for a Madrid registration, and the corresponding above-listed designated country registrations can be converted to national applications to avoid abandonment.

Trademarks

In addition to the Tausome, Sansagitta and Hemosagitta trademarks noted in the above table, we also have trademark registrations in the United States for Hemopurifier and Aethlon Medical, Inc., and obtained a trademark registration in India for Hemopurifier. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by the FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. Our competitors include blood filters produced by ExThera Medical Corporation.

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Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the CDRH has primary jurisdiction over its premarket development, review and approval. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a premarket approval, or PMA, is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Federal Food, Drug and Cosmetic Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner. We believe that the Hemopurifier will be classified as a Class III device and as such will be subject to PMA submission and approval.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation, or QSR. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

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Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Emergency Use Authorizations, or EUAs, are granted by FDA in public health emergencies but allow use of the authorized device only during the period of the respective public health emergency, and do not change the requirement to ultimately seek PMA approval after the authorization period has ended.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

•	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the Food, Drug and Cosmetic Act that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

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Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.

The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

Healthcare Regulation

In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. For example, states have anti-kickback and false claims laws that may be broader in scope than analogous federal laws and may apply regardless of payor. In addition, state data privacy laws that protect the security of health information may differ from each other and may not be preempted by federal law. Moreover, several states have enacted legislation requiring pharmaceutical manufacturers to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, report information related to drug pricing, require the registration of sales representatives, and prohibit certain other sales and marketing practices. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

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Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, ACA, among other things, reduced and/or limited Medicare reimbursement to certain providers and imposed an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions. However, the 2020 federal spending package permanently eliminated, effective January 1, 2020, this ACA-mandated medical device tax. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the "donut hole" under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and any additional healthcare reform measures will impact the ACA.

Other legislative changes have been proposed and adopted since the ACA was enacted. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies could adopt similar policies that limit reimbursement for medical device manufacturers’ products.

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Coverage and Reimbursement

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our Hemopurifier or any other products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. Many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor.

Manufacturing

Historically, manufacturing of our Hemopurifier occurred in collaboration with a contract manufacturer based in California under current Good Manufacturing Practice, or cGMP, regulations promulgated by the FDA. Our contract manufacturer is registered with the FDA. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

In May 2024, the FDA approved the use of our own manufacturing facility to manufacture Hemopurifiers.

Our costs of compliance with federal, state and local environmental laws have been immaterial to date.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Aethlon personnel assemble the various components of the Hemopurifier with materials from our various suppliers, which are purchased and released by Aethlon. Specifically, the Hemopurifier contains three critical components with limited available suppliers. The GNA lectin is sourced from Vector Laboratories Inc. and also is available from other suppliers. Our intended transition from Vector Laboratories to a new supplier for GNA is delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. Although there are other suppliers, the process of qualifying a new supplier takes time and regulatory approvals must be obtained. We currently purchase the diatomaceous earth from Janus Scientific, Inc., as the distributor; however, the product is manufactured by Imerys Minerals Ltd. There potentially are other suppliers of this product, but as with the cartridges, qualifying and obtaining required regulatory approvals takes time and resources.

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Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. It is possible that future insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,850,000.

Common stock outstanding prior to this offering	971,872 shares of common stock.

Common Stock to be outstanding immediately after this offering	Up to 1,625,582 shares, assuming a sales price of $2.83 per share, which was the closing price on the Nasdaq Capital Market on December 18, 2025. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” in which sales may be made from time to time at prevailing market prices through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” herein.

Use of proceeds	We intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” herein.

Risk Factors	Investing in our securities involves risks. See “Risk Factors” herein or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AEMD”

The number of shares of our common stock to be outstanding after this offering is based on 971,872 shares of common stock outstanding as of December 18, 2025 and excludes as of such date:

•	659 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $1,305.04 per share;

•	3,572 shares of common stock issuable pursuant to outstanding restricted stock units;

•	31,952 shares of common stock reserved for future issuance under our equity incentive plan;

•	1,957,490 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $6.48 per share; and

•	595,897 shares of common stock reserved for issuance upon the exercise of outstanding prefunded warrants at a nominal exercise price

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in this prospectus and the accompanying prospectus, and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this prospectus and the accompanying prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Purchasers of shares of our common stock in this offering may experience immediate and substantial dilution in the book value of their investment.

The offering price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Based on an assumed offering price of $2.83 per share of common stock, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2025, if you purchase shares of common stock in this offering, you will incur immediately substantial accretion of approximately $2.03 per share, representing the difference between the offering price per share, and our as adjusted net tangible book value as of September 30, 2025. Furthermore, if outstanding options or warrants are exercised or shares of common stock are issued in connection with the settlement of outstanding restricted stock units, your ownership in the Company could be diluted. See section entitled “Dilution” for more information.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of our common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include research and development expenses and general and administrative expenses. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our common stock price to decline.

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You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the trading price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into shares of our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares of our common stock in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of our common stock or the availability of those shares of our common stock for sale will have on the market price of our common stock.

Because we do not intend to pay dividends for the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid any dividends on our common stock and do not intend to pay any dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,850,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, which may include research and development expenses and general and administrative expenses. We may also use a portion of the net proceeds to invest in or acquire businesses or product candidates that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

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DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2025 was approximately $5,289,206, or approximately $6.95 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities as of September 30, 2025, divided by the number of shares of common stock outstanding of 761,318.

After giving effect to the assumed sale by us of $1,850,000 of our common stock in this offering at an assumed public offering price of $2.83 per share of our common stock (the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2025), and after deducting the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $6,878,742 or approximately $4.86 per share of common stock. This represents an immediate dilution of approximately $2.09 per share to existing shareholders and an immediate accretion of approximately $2.03 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.83

Net tangible book value per share as of September 30, 2025	$6.95

Decrease in net tangible book value per share attributable to the offering	$(2.09)

As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		4.86

Accretion per share to new investors in the offering		$2.03

The table above assumes for illustrative purposes that an aggregate of 653,710 shares of our common stock are sold at a price of $2.83 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 18, 2025, for aggregate gross proceeds of $1,850,000. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $0.20 per share in the price at which the shares are sold from the assumed offering price of $2.83 per share shown in the table above, assuming we sell 610,561 shares, would increase our as adjusted net tangible book value per share after this offering to $5.01 per share and would increase the accretion in net tangible book value per share to new investors in this offering to $1.98 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.20 per share in the price at which the shares are sold from the assumed offering price of $2.83 per share shown in the table above, assuming we sell 703,422 shares, the number of available authorized shares of our common stock, would decrease our adjusted net tangible book value per share after this offering to $4.70 per share and would decrease the accretion in net tangible book value per share to new investors in this offering to $2.07 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The number of shares of our common stock to be outstanding immediately after this offering is based on 971,872 shares of common stock outstanding as of December 18, 2025, and excludes:

•	659 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans as of December 18, 2025 at a weighted average exercise price of $1,305.04 per share;

•	3,572 shares of common stock issuable upon the settlement of restricted stock units outstanding as of December 18, 2025;

•	1,957,490 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $6.48 per share

•	595,897 shares of common stock reserved for issuance upon the exercise of outstanding prefunded warrants at a nominal exercise price

•	31,952 additional shares of common stock reserved for future issuance under our stock incentive plans as of December 18, 2025 plus an additional 100,000 shares of common stock reserved for future issuance under our stock incentive plans approved by our board of directors on December 3, 2025, contingent upon stockholder approval at our 2025 annual meeting of stockholders.

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PLAN OF DISTRIBUTION

We entered into a sales agreement with Wainwright, dated March 24, 2022, and amended December 19, 2025 under which we may issue and sell our common stock, from time to time through Wainwright acting as sales agent or principal. Upon our delivery of a placement notice to Wainwright pursuant to the sales agreement and subject to the terms of the sales agreement, Wainwright may sell our common stock by any method in sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. Either Wainwright or we may suspend the offering of our common stock being made under the sales agreement upon proper notice to the other party.

We will pay commissions to Wainwright for their services in acting as agent in the sale of our common stock at a commission rate of up to 3.0% of the gross sale price per share sold pursuant to the sales agreement. In addition, we agreed to reimburse Wainwright for its legal expenses in connection with the sales agreement in an amount up to $50,000, payable at the time of commencement of this offering.

Settlement for sales of common stock will occur on the first business day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on another date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be underwriters within the meaning of the Securities Act, and the compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock covered by this prospectus and (2) the termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Wainwright and each of its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the March 24, 2022 sales agreement and the current amendment will be filed as exhibits to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus.

S-24

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York is counsel for Wainwright in connection with this offering.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. for the year ended March 31, 2025 incorporated by reference in this registration statement and prospectus have been so incorporated by reference in reliance on the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Haskell & White, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aethlon Medical, Inc. as of March 31, 2024 and for the year in the period ended March 31, 2024, incorporated by reference in this registration statement and Prospectus, have been so incorporated by reference in reliance upon the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Baker Tilly US, LLP, independent registered public accountants, which upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the common stock covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 26, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2025 and September 30, 2025 filed with the SEC on August 13, 2025 and November 12, 2025, respectively;
•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2025;
•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2025, June 5, 2025, June 27, 2025, August 13, 2025, August 21, 2025, September 9, 2025, October 16, 2025, October 22, 2025, November 6, 2025 and December 8, 2025; and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, (858) 459-7800.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus is accurate as of any date other than the date on the front cover of these documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the common stock being registered. All the amounts shown below are estimates, except for the Securities Exchange Commission, or the SEC, registration fee.

SEC registration fee		$2,071.50
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the common stock offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are incorporated in Nevada. Section 78.7502(1) of the Nevada Revised Statutes, or NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy as in effect at the time of a claim, if any. There is no assurance that we will maintain liability insurance for our directors and officers.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith

3.1	Articles of Incorporation, as amended	8-K	001-37487	3.1	September 19, 2022

3.2	Amended and Restated Bylaws of the Company	8-K	001-37487	3.1	September 12, 2019

4.1	Form of Common Stock Certificate	S-1	333-201334	4.1	December 31, 2014

4.2	Form of Amendment to the At the Market Offering Agreement between the Company and H.C. Wainwright & Co, LLC dated December 19, 2025					X

4.3	At the Market Offering Agreement dated March 24, 2022 by and between the Company and H.C. Wainwright & Co., LLC	8-K	001-37487	1.1	March 24, 2022

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch, LLP					X

23.1	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Procopio Cory Hargreaves & Savitch, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)					X

101**	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its
INS**	XBRL tags are embedded within the Inline XBRL document
101 SCH	Inline XBRL Taxonomy Extension Schema with Embedded Linkbase Documents

107	Filing Fee Table					X

* to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended and incorporated by reference, if applicable.

** furnished herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 23, 2025.

Aethlon Medical, Inc.

By:	/s/ James B. Frakes
James B. Frakes
Chief Financial Officer
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Frakes as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-3 and any subsequent Registration Statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES B. FRAKES James B. Frakes	Chief Executive Officer Chief Financial Officer Chief Accounting Officer and Director	December 23, 2025

/s/ EDWARD G. BROENNIMAN Edward G. Broenniman	Chairman and Director	December 23, 2025

/s/ NICOLAS GIKAKIS Nicolas Gikakis	Director	December 23, 2025

/s/ ANGELA ROSSETTI Angela Rossetti	Director	December 23, 2025

/s/ CHETAN S. SHAH Chetan S. Shah, M.D.	Director	December 23, 2025

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